UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2006

Q.E.P. CO., INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21161	13-2983807
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1001 Broken Sound Parkway, NW Suite A

Boca Raton, Florida 33487

(Address of principal executive offices)

561-994-5550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 8.01. Other Events

On August 31, 2006, Q.E.P. Co., Inc. (the “Company”) and certain of its affiliates (collectively the “Companies”), entered into a license and royalty agreement with Estillon B.V. and an affiliate (collectively “Estillon”), a European supplier of carpet specialty tools, granting Estillon certain rights to manufacture, market and distribute products using the Companies’ Roberts® and Smoothedge® brands (the “Roberts Products”) to customers (other than to mass merchants) principally within certain European Union countries, and providing certain supply arrangements for Roberts Products. At the same time, the Companies entered into agreements with Estillon whereby Estillon purchased certain assets from the Companies (principally consisting of certain European Roberts Products accounts receivable and inventories) in exchange for cash. Also, these sale agreements resulted in Estillon assuming certain future warehousing and employee obligations. As a result of the license and royalty agreement and the sale agreements, the Company will no longer conduct direct operations in Holland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q.E.P. Co., Inc.

By:	/s/ Lewis Gould
Name:	Lewis Gould
Title:	Chairman of the Board of Directors and Chief Executive Officer

Dated: September 7, 2006